UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 1, 2011

PALM HARBOR HOMES, INC.
(Exact name of Registrant as Specified in Charter)

Florida	0-24268	59-1036634
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
15303 Dallas Parkway
Suite 800
Addison, Texas 75001-4600
(972) 991-2422
(Address, including zip code, and telephone numbers,
including area code, of principal executive offices)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events.

As previously reported, Palm Harbor Homes, Inc. (“Palm Harbor”) and certain of its subsidiaries entered into an Agreement with Fleetwood Homes, Inc. (“Fleetwood Homes”), a subsidiary of Cavco Industries, Inc. (“Cavco”), through its newly formed subsidiary, Palm Harbor Homes, Inc., a Delaware corporation (“Acquisition Co.”),  to purchase substantially all of the assets, and assume specified liabilities, of Palm Harbor, subject to an auction process under Section 363 of the U.S. Bankruptcy Code.  On March 1, 2011, Acquisition Co. was selected as the successful bidder in the court auction with a bid of $83.9 million, subject to certain post-closing adjustments.  The bid is subject to bankruptcy court approval and is scheduled to be considered by the court on Friday, March 4, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2011	PALM HARBOR HOMES, INC. /s/ Larry H. Keener Larry H. Keener Chief Executive Officer